UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

First Niagara Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 819-5500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 8, 2011, First Niagara Financial Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”), with respect to the offer and sale (the “Offering”) by the Company of $300,000,000 aggregate principal amount of 7.25% Subordinated Notes due 2021 (the “Notes”).
The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of these liabilities. In the ordinary course of business the Underwriters or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses.
On December 13, 2011, the Company issued and sold $300,000,000 aggregate principal amount of the Notes pursuant to the Offering. The net proceeds to the Company from the Offering was approximately $297.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offering was made pursuant to the prospectus supplement dated December 8, 2011 and the accompanying base prospectus dated September 19, 2011, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-176919) (the “Registration Statement”), which was filed with the Commission on September 20, 2011 and became effective upon filing.
The terms of the Notes are governed by a Subordinated Notes Indenture, dated as of March 16, 2010, as supplemented by the First Supplemental Indenture, dated as of December 13, 2011 between the Company and U.S. Bank National Association, as trustee. The First Supplemental Indenture, which includes the form of the Notes, is attached hereto as Exhibit 6.1 and incorporated herein by reference.
The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein. A copy of the opinion of Sullivan & Cromwell LLP relating to the legality of the issuance and sale of the Notes in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1. This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1, Exhibit 6.1 and Exhibit 23.1 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 8, 2011, between the Company and Goldman, Sachs & Co., in its capacity as representative of the several underwriters named therein.

5.1	Opinion of Sullivan & Cromwell LLP, dated December 13, 2011.

6.1	Supplemental Indenture, dated as of December 13, 2011, between the Company and U.S. Bank National Association.

6.2	Form of 7.25% Subordinated Notes due 2021 (included in Exhibit 6.1).

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Niagara Financial Group, Inc.

(Registrant)

December 13, 2011	/s/ GREGORY W. NORWOOD

(Date)	Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)

EXHIBIT INDEX

No.	Description

1.1	Underwriting Agreement, dated December 8, 2011, between the Company and Goldman, Sachs & Co., in its capacity as representative of the several underwriters named therein.

5.1	Opinion of Sullivan & Cromwell LLP, dated December 13, 2011.

6.1	Supplemental Indenture, dated as of December 13, 2011, between the Company and U.S. Bank National Association.

6.2	Form of 7.25% Subordinated Notes due 2021 (included in Exhibit 6.1).

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).